UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

G&K Services, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-4063	41-0449530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 912-5500

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Merger Agreement

On August 15, 2016, G&K Services, Inc. (the “Company”), Cintas Corporation, a Washington corporation (“Parent”), and Bravo Merger Sub, Inc., a Minnesota corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger, pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company (the “Merger”). As a result of the Merger, Merger Sub will cease to exist and the Company will survive as a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, upon the consummation of the Merger (the “Effective Time”), (i) each share of common stock of the Company (“Class A Common Stock”), issued and outstanding immediately prior to the Effective Time (other than dissenting shares and shares held by the Company or any direct or indirect wholly owned subsidiary of the Company or Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent) will be converted into the right to receive $97.50 in cash (the “Per Share Merger Consideration”), (ii) each option to purchase shares of Class A Common Stock granted under any of the Company’s stock plans (each, a “Company Option”) that is outstanding and unexercised (whether vested or unvested) immediately prior to the Effective Time will be canceled and exchanged for the right to receive a cash payment equal to the product of (x) the total number of shares of Class A Common Stock subject to such Company Option and (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of Class A Common Stock subject to such Company Option, (iii) each restricted stock unit award under any of the Company’s stock plans that is outstanding immediately prior to the Effective Time will become fully vested and be converted into the right to receive an amount in cash equal to the Per Share Merger Consideration (with the number of shares subject to each outstanding restricted stock unit being subject to performance-based vesting criteria being determined based on target level of achievement of applicable performance goals, if applicable) and (iv) each award of a right under any of the Company’s stock plans entitling the holder thereof to shares of Class A Common Stock or cash equal to or based on the value of shares of Class A Common Stock (other than Company Options or restricted stock units) that is outstanding or payable as of the Effective Time will be cancelled and terminated and be converted into the right to receive an amount in cash equal to the Per Share Merger Consideration (with the number of shares subject to each such award being subject to performance-based vesting criteria being determined based on target level of achievement of applicable performance goals, if applicable), in each case, less any required withholding taxes and without interest. Parent expects to fund the Per Share Merger Consideration with new debt incurred pursuant to a debt financing commitment letter.

The Company’s Board of Directors (the “Company Board”), unanimously (of those present) (i) approved the Merger Agreement and the transactions contemplated therein, including the Merger, and (ii) recommended that the Company’s shareholders vote to approve the Merger and adopt of the Merger Agreement.

The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding Class A Common Stock entitled to vote thereon, (ii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the requisite approval from the Competition Bureau of Canada pursuant to the Canada Competition Act being obtained, (iii) no court or government order enjoining or otherwise prohibiting the consummation of the Merger, (iv) the absence of a material adverse effect with respect to the Company and (v) other customary closing conditions, including (x) the accuracy of the representations and warranties of the other party contained in the Merger Agreement (subject to certain specified standards) and (y) the performance in all material respects by the other party of its obligations under the Merger Agreement. There is no financing condition to the obligation to consummate the Merger.

The Merger Agreement contains customary representations and warranties and covenants of the Company, Parent and Merger Sub. In addition to the covenants described below, these covenants include interim operating covenants that, subject to certain exceptions, (i) require the Company (and its subsidiaries) to operate in the ordinary course of business consistent with past practice and in compliance with applicable law, (ii) require the Company and Parent to use reasonable best efforts to obtain the required antitrust approvals and (iii) restrict the Company’s ability to take certain actions prior to the Effective Time without Parent’s consent (which consent shall not be unreasonably withheld, delayed or conditioned). Among other things, Parent has also agreed to use reasonable best efforts to obtain the debt financing contemplated by a debt financing commitment letter.

Subject to certain exceptions with respect to unsolicited proposals, the Merger Agreement prohibits the Company and its representatives from soliciting, directly or indirectly, alternative acquisition proposals from third parties, including proposals for transactions that, if consummated (whether in a single transaction or a series of related transactions), would result in a person or group acquiring (i) 15% or more of the total voting power or economic interest in any class of equity securities of the Company or any of its material subsidiaries or (ii) 15% or more of the consolidated total assets of the Company and its subsidiaries taken as a whole (an “Acquisition Proposal”). The Merger Agreement restricts the ability of the Company and its representatives to furnish non-public information to, or to participate in any discussions or negotiations with, any third party with respect to any Acquisition Proposal, subject to certain limited exceptions.

However, any time prior to receipt of the requisite shareholder approval, in certain circumstances and after following certain procedures set forth in the Merger Agreement, the Company Board is permitted to change its recommendation to the Company’s shareholders in response to (i) an unsolicited Acquisition Proposal that the Company Board has concluded in good faith after consultation with the Company’s outside counsel and financial advisors is a superior proposal (taking into account all amendments or revisions to the Merger Agreement proposed by Parent) or (ii) in response to an intervening event, in each case, if the Company Board has concluded in good faith after consultation with the Company’s outside counsel and financial advisors that the failure of the Company Board to make such change of recommendation would be inconsistent with the directors’ fiduciary duties under applicable legal requirements.

In addition, at any time prior to the receipt of the requisite shareholder approval, in certain circumstances and after following certain procedures set forth in the Merger Agreement, the Company Board may terminate the Merger Agreement in connection with an unsolicited Acquisition Proposal that the Company Board has concluded in good faith after consultation with the Company’s outside counsel and financial advisors is a superior proposal (taking into account all amendments or revisions to the Merger Agreement proposed by Parent) if, the Company, as a condition to such termination, pays the termination fee (described below) prior to or at the time of termination.

The Merger Agreement also contains certain termination rights for both the Parent and the Company, including the ability of either Parent or the Company (subject to certain exceptions) to terminate the Merger Agreement if (i) the Merger is not consummated within twelve months of the date of the Merger Agreement (extendable up to fifteen months by either party under certain conditions) (as such date may be extended, the “End Date”), (ii) a governmental authority issues an order enjoining or otherwise prohibiting the Merger or (iii) the Company’s shareholders do not approve the Merger Agreement.

In connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of $60.0 million (including in the event (a) the Company terminates the Merger Agreement in connection with a superior proposal or (b) Parent terminates the Merger Agreement (i) following an adverse recommendation change by the Company Board, (ii) if the Company Board fails to reaffirm its recommendation to shareholders, or (iii) if the Company Board fails to recommend against a competing tender offer or exchange offer). The Company may also be required to pay Parent the termination fee (described above) if the Merger Agreement is terminated because (a)(i) the Company’s shareholders do not approve the Merger or (ii) the Company breached the Merger Agreement, which resulted in its failure to meet a closing condition, (b) an alternative proposal was made prior to the date of termination and (c) within twelve months after termination of the Merger Agreement, the Company enters into a definitive agreement, or consummates an alternative proposal.

In addition, under specified circumstances, Parent may be required to pay the Company a termination fee of $100.0 million in the event the Merger Agreement is terminated by either Parent or the Company (i) following a court or government order relating to the HSR Act or another antitrust law or regulation that enjoins or otherwise prohibits the consummation of the Merger or (ii) if the Merger is not consummated by the End Date, provided all of the conditions to closing are satisfied or are then capable of being satisfied, other than the conditions that (x) all required antitrust regulatory approvals have been obtained and (y) there is no court or government order enjoining or otherwise prohibiting the consummation of the Merger (but only to the extent such order relates to the HSR Act or another antitrust law or regulation).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference. The representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of specific dates, are solely for the benefit of the parties, and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to investors or shareholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to the Company or Parent. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On August 15, 2016, the Company Board approved and adopted, effective as of the date of the Merger Agreement, to amend and restate its Amended and Restated By-laws (the “Second Amended and Restated Bylaws”), to add a new section 47, “Forum”, which provides that, unless the Company consents in writing in advance to an alternative forum, the state and federal courts within the state of Minnesota will be the sole and exclusive forum for certain specified corporate claims involving the Company.

A copy of the Second Amended and Restated Bylaws is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 8.01 Other Events

On August 16, 2016, the Company issued a press release (the “Press Release”) announcing the execution of the Merger Agreement. The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, the Company plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”), in connection with the solicitation of proxies for a meeting of the Company’s shareholders to be called at a future date (the “meeting”). Promptly after filing its Proxy Statement in definitive form with the SEC, the Company will mail the Proxy Statement to each shareholder entitled to vote at the meeting. Shareholders are urged to read the Proxy Statement (including any amendments or supplements thereto) and any other relevant documents that the Company will file with the SEC when they become available because they will contain important information about the proposed transaction and related matters. Shareholders may obtain, free of charge, copies of the Proxy Statement and any other documents filed by the Company with the SEC in connection with the transaction at the SEC’s website (http://www.sec.gov) or by contacting the investor relations department of the Company at:

jeff.huebschen@gkservices.com

+1.952.912.5773

Investor Relations

5995 Opus Parkway

Minnetonka, MN, 55343

Participants in the Solicitation

The Company, its directors and certain executive officers are or may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2015 and in any subsequent Statements of Change in Ownership on Form 4 filed by such individuals with the SEC, and will be included in the

Proxy Statement and other relevant documents to be filed with the SEC in connection with the proposed transaction when the Proxy Statement becomes available.

Cautionary Statements Regarding Forward Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar expressions and by the context in which they are used. Such statements are based upon our current expectations and speak only as of the date made. These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ from those set forth in or implied by this Form 8-K. Factors that may cause such a difference include, but are not limited to, risks and uncertainties related to (i) the ability to obtain shareholder and regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction, (ii) the risk that a condition to closing of the merger may not be satisfied, (iii) the ability of the Company and Parent to integrate their businesses successfully and to achieve anticipated cost savings and other synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) potential litigation relating to the proposed transaction that could be instituted against the Company or Parent or their respective directors, (vi) possible disruptions from the proposed transaction that could harm the Company’s or Parent’s business, including current plans and operations, (vii) the ability of the Company or Parent to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the merger, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s and/or Parent’s financial performance, (x) certain restrictions during the pendency of the merger that may impact the Company’s and/or Parent’s ability to pursue certain business opportunities or strategic transactions, (xi) continued availability of capital and financing and rating agency actions, (xii) legislative, regulatory and economic developments and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Proxy Statement that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s or Parent’s consolidated financial condition, results of operations, credit rating or liquidity. Neither the Company nor Parent undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Report.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated August 15, 2016, by and among the Company, Parent and Merger Sub

3.1	Second Amended and Restated By-Laws of G&K Services, Inc., dated August 15, 2016

99.1	Press Release issued by the Company, dated August 16, 2016

* Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G&K SERVICES, INC. (Registrant)

Date: August 16, 2016	By:	/s/ Jeffrey L. Cotter
	Name:	Jeffrey L. Cotter
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated August 15, 2016, by and among the Company, Parent and Merger Sub

3.1	Second Amended and Restated By-Laws of G&K Services, Inc., dated August 15, 2016

99.1	Press Release issued by the Company, dated August 16, 2016

* Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.